Exhibit 10.17

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is dated as of the 31st day of July, 2001 by and between GEORGIA POWER COMPANY, a Georgia corporation ("Assignor"), and SOUTHERN POWER COMPANY, a Delaware corporation ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase and Sale Agreement dated as of July 31, 2001 (the "Purchase Agreement"), providing for, among other things the sale of Assignor's interest in Plant Dahlberg from Assignor to Assignee, the assignment by Assignor to Assignee of the Seller's Agreements, the Operating Permits and the Environmental Permits along with all other general intangibles associated with Plant Dahlberg and the assumption of the Assumed Liabilities by Assignee;

         WHEREAS, Assignor and Assignee now desire to carry out the intent and purposes of the Purchase Agreement by the execution and delivery of this instrument.

         NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignor does hereby sell, transfer, convey, assign and deliver to Assignee all of the right, title and interest of Assignor in, to and under the Seller's Agreements, including, without limitation, those Seller's Agreements listed on Schedule 1, along with all claims, warranties, rights and guarantees in, and all claims for damages arising under such Seller's Agreements and the right to compel performance of the terms of such Seller's Agreements, as well as all other general intangibles associated with Plant Dahlberg.

         2. Assignor does hereby sell, transfer, convey, assign and deliver to Assignee all of the right, title and interest of Assignor in, to and under the Operating Permits and Environmental Permits to the extent the same are not retained by Assignor as operator of the Assets pursuant to the Operating Agreement and to the extent that the same may lawfully be transferred by this Agreement.

         3. Assignee does hereby accept all of the right, title and interest of Assignor in, to and under the Seller's Agreements, Operating Permits and Environmental Permits assigned by Assignor above, and does hereby assume and agree to pay, perform and discharge promptly and fully when and as required all of the Assumed Liabilities.

         4. The parties hereto agree to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments, transfers, and assurance as may be required in order to carry out the intent of this Agreement.

         5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         6. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7. Capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the day and year first above written.

                      "Assignor"

                      GEORGIA POWER COMPANY



                      By:
                         ---------------------------------------
                      Name:
                           -------------------------------------
                      Title:
                            ------------------------------------





                      "Assignee"

                      SOUTHERN POWER COMPANY

                      By:
                         --------------------------------------
                        C.B. Harreld
                        Vice President, Comptroller and Chief Financial Officer


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


                                   Schedule 1

                               Seller's Agreements

1 Purchased Power Agreement between Georgia Power Company and LG&E Energy Marketing, Inc., dated as of November 24, 1998, as amended by letter dated May 10, 1999.

2 Purchased Power Agreement between Georgia Power Company and LG&E Energy Marketing, Inc., dated as of September 23, 1999.

3 Purchased Power Agreement between Georgia Power Company and Dynegy Power Marketing, Inc., dated as of March 2, 2000.

4 Agreement for the Design, Supply and Construction of Power Generation Facility at Jackson County, Georgia (Units 1-8) between Georgia Power Company and General Electric Company, dated January 8, 1999.

5 Agreement for Purchase and Sale of Simple Cycle Gas Turbines for Plant Dahlberg Units 9 and 10 between Georgia Power Company and General Electric Company, dated September 16, 1999.

6    Equipment Purchase Orders (see attached list)

7 Water Supply Agreement dated as of March 17, 1999 by and between Georgia Power Company and the Jackson County Water and Sewerage Authority, as amended by Amendment to Water Supply Agreement, dated as of October 5, 1999.

8 Transcontinental Gas Pipe Line Corporation Interconnect Reimbursement and Operating Agreement by and between Transcontinental Gas Pipe Line Corporation and Georgia Power Company, dated as of July 22, 1999.

9 Pipeline Operating Agreement by and between Georgia Power Company and Atlanta Gas Light Company, entered into as of August 11, 2000, as amended by Amendment No.1 to Pipeline Operating Agreement, dated as of March 1, 2001.

10 Transcontinental Gas Pipe Line Corporation Precedent Agreement between Transcontinental Gas Pipe Line Corporation and Georgia Power Company, dated February 9, 1999, as amended by letter dated February 3, 2000.


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


11 Rate Agreement for Firm Transportation Service between Transcontinental Gas Pipe Line Corporation and Southern Company Services, Inc. as agent for Georgia Power Company, Alabama Power Company, Mississippi Power Company, Gulf Power Company and Savannah Electric and Power Company, dated February 3, 2000, as amended by letter dated May 26, 2000.

12 Service Agreement between Transcontinental Gas Pipe Line Corporation and Southern Company Services, Inc., as agent for Georgia Power Company, Alabama Power Company, Mississippi Power Company, Gulf Power Company and Savannah Electric and Power Company, dated May 23, 2000.

13 Contract for Combustion Turbine Project for Units 9 & 10 at Plant Dahlberg of Georgia Power Company between TIC - The Industrial Company and Georgia Power Company, dated July 17, 2000

14 Long Term Service Agreement for Units 1-10 at Plant Dahlberg between General Electric International, Inc. and Georgia Power Company, dated December, 2000.


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